EXHIBIT j

                         CONSENT OF INDEPENDENT AUDITORS





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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 13, 2004 relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to the Board of Trustees and Shareholders of Phoenix-Oakhurst Strategic Allocation Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 12, 2004